Exhibit 10.2

AGREEMENT AND MUTUAL RELEASE

This Agreement and Mutual Release (the “Agreement”) is entered into as of March 14, 2025 (the “Effective Date”) by and between Robert Dolan, an individual (referred to herein as “Creditor”) and GPods, Inc. (the “Company” or the “Debtor”) with reference to the following facts:

RECITALS

A. WHEREAS, Creditor provided certain monies or services to Company prior to the Effective Date, for which there is a remaining balance due, including all accrued and unpaid interest and/or penalties, if any, in the amount of $250,000.00, (“Amount Due”)1; and

B. WHEREAS, Creditor and Debtor agree that the Amount Due represents all monies, services and/or any other form of consideration owed to Creditor by Company as of the Effective Date; and

C. WHEREAS, Debtor desires to (i) make payment on services invoiced and provided for by the Creditor through the period ending March 14, 2025, expenses incurred on behalf of the Company in the amount of $-0- paid by the Creditor, and (ii) Creditor wishes to receive payment on services invoiced and provided in the amount of $250,000.00, expenses paid for on behalf of Company in the amount of $-0-; and

D. WHEREAS, Debtor recognizes and acknowledges that Creditor has fully discussed possible repayment terms and settlement of the amounts due.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Representations and Warranties. Creditor represents and warrants to the Debtor (and Company) that all references contained in this Agreement to “Creditor” includes them either individually or jointly and that: (i) Creditor, as of the Effective Date, has not previously assigned or transferred in any manner, or purported to have assigned or transferred in any manner, any Claim (as defined below) or right set forth in this Agreement or arising out of the Amount Due, (ii) the Amount Due represents all monies, services or any other form of consideration owed to Creditor by Company as of the Effective date, (iii) Creditor understands that by signing this Agreement, Creditor is accepting the issuance of common stock of the Debtor (the “Equity Payment”) of $250,000.00 as payment in full of the Amount Due and that as such the Debtor becomes current on the monies owed to Creditor as of the Effective Date, (iv) upon Creditor’s receipt of the Equity Payment of $250,000.00, Creditor shall have received full compensation from the Debtor of the Amount Due and Creditor shall have no further claims against Debtor for monies owed, or otherwise as of the Effective Date (unless agreed to by and between the Creditor and the Debtor), (v) Creditor is an “accredited investor” (or a corporation or entity not formed for the purpose of investing in Debtor) as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended; and (vi) Creditor confirms that Debtor has provided Creditor with reasonable opportunity to ask questions of and receive sufficient relevant information from Debtor concerning Debtor and the activities of Debtor, or to otherwise secure additional information, to the extent that Debtor possesses such information.

2. Debtor Covenants. In consideration of the mutual covenants and agreements set forth in this Agreement, Debtor agrees that upon receipt by the Debtor of an executed duplicate of this Agreement and any instrument of indebtedness or note (if any) evidencing the Amount Due (i) Debtor shall issue to Creditor (or Creditor’s designee) within twenty-five (25) business days following the Effective Date certificates in the amount of 2,500,000 shares of common stock of the Company, which share certificates shall have an original issuance date of March 14, 2025, (ii) said share certificates shall be eligible for legend removal on the earlier of March 14, 2026 or a date permitted under revised Rule 144 with the Securities and Exchange Commission, and (ii) Debtor shall issue to Creditor within 15 calendar days following the Effective Date a cash payment(s) in an amount equal to $5.00.

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Debtor further agrees that the restrictive legends on the share certificates referenced in foregoing paragraph 2(i), shall be eligible for legend removal on any date on or after March 14, 2026 upon receipt by the Company of all of the following documents: (a) a valid legal opinion instructing that such legend(s) be removed, (b) a brokers representation letter, (c) a complete Form 144, exhibits included.

3. Mutual Release.

(a) By Creditor: In consideration of the mutual covenants and agreements set forth herein, and except with respect to obligations arising under this Agreement, Creditor, on their own behalf and on behalf of their current or former successors-in-interest, assigns, transferees, affiliates, representatives, partners, shareholders, officers, directors, employees and agents (collectively “Creditor Affiliated Parties”), hereby fully and forever release, remise and discharge Debtor and the Company and its current or former successors-in-interest, assigns, transferees, affiliates, representatives, partners, shareholders, officers, directors, employees, agents, principals, predecessors, alter egos, parents, subsidiaries, affiliates, attorneys, insurers and successors (collectively called “Debtor Affiliated Parties” herein), and each of them of and from any and all liabilities, claims, demands, actions, causes of action, rights, obligations, compensation, expenses, contracts, agreements and debts, whether or not direct or indirect, contingent, accrued, inchoate, liquidated or unliquidated, foreseen, or unforeseen, matured or unmatured, or known or unknown which the Creditor and their Creditor Affiliated Parties has or may have against the Company and its Company Affiliated Parties from the beginning of time up to the Effective Date of this Agreement, including, but not limited to, any and all claims, demands, grievances, causes of action or suit of any kind arising out of, related to, or in any way connected with, the dealings between the parties to date, including any claims related to any employment or consulting relationship and/or its termination (collectively called “Claims” herein). Creditor acknowledges and agrees that this release of all of Creditor’s Claims includes, but is not limited to, the release and waiver of any and all legal or administrative claims arising under any express or implied contract, law (federal, state or administrative), rule, regulation, or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and any other law or regulation relating to employment or employment discrimination.

(b) By Debtor: In consideration of the mutual covenants and agreements set forth herein, and except with respect to obligations arising under this Agreement, Debtor, on their own behalf and on behalf of their current or former successors-in-interest, assigns, transferees, affiliates, representatives, partners, shareholders, officers, directors, employees and agents (collectively “Debtor Affiliated Parties”), hereby fully and forever release, remise and discharge Creditor and its current or former successors-in-interest, assigns, transferees, affiliates, representatives, partners, shareholders, officers, directors, employees, agents, principals, predecessors, alter egos, parents, subsidiaries, affiliates, attorneys, insurers and successors (collectively called “Creditor Affiliated Parties” herein), and each of them of and from any and all liabilities, claims, demands, actions, causes of action, rights, obligations, compensation, expenses, contracts, agreements and debts, whether or not direct or indirect, contingent, accrued, inchoate, liquidated or unliquidated, foreseen, or unforeseen, matured or unmatured, or known or unknown which the Debtor and their Debtor Affiliated Parties has or may have against the Creditor and its Creditor Affiliated Parties from the beginning of time up to the Effective Date of this Agreement, including, but not limited to, any and all claims, demands, grievances, causes of action or suit of any kind arising out of, related to, or in any way connected with, the dealings between the parties to date, including any claims related to any employment or consulting relationship and/or its termination (collectively called “Claims” herein). Debtor acknowledges and agrees that this release of all of Debtor’s Claims includes, but is not limited to, the release and waiver of any and all legal or administrative claims arising under any express or implied contract, law (federal, state or administrative), rule, regulation, or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and any other law or regulation relating to employment or employment discrimination.]

4. Creditor to Terminate All Pending Proceedings. Creditor agrees that if they have initiated or instituted any legal or administrative proceeding(s) or action(s) against the Debtor or Debtor Affiliated Parties, then Creditor shall immediately follow the execution of this Agreement withdraw, dismiss or terminate with prejudice any such proceedings or actions.

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5. Advice of Counsel. By executing this Agreement Creditor acknowledges that they have read this Agreement and have had an opportunity to receive independent legal advice with respect to executing this Agreement and that Creditor on their own behalf and on the behalf of their Creditor Affiliated Parties hereby agree that all rights under Section 1542 of the Civil Code of the State of California are hereby waived by them and their Affiliated Parties. Section 1542 provides as follows:

“A general release does not extend to claims which the Creditor does not know of or suspect to exist in their favor at the time of executing the release, which if known by them must have materially affected their settlement with the Debtor or the Company.”

6. Non-Admission. None of the parties admits, and each of the parties expressly deny, having any liability of any kind to any other and that Creditor was an employee of the Company. Creditor lent monies to the Company (during the period March, through March, 2025).

7. Confidentiality. Creditor acknowledges and agrees that they have a continuing obligation to keep confidential and not to disclose information known or learned as a consequence of their affiliation or relationship with the Company, including facts relating to the business operations, trade secrets, formulations, procedures, materials, finances, SEC and other regulatory matters or compliance, customers, clients, suppliers, and marketing or sales strategies, methods, and tactics.

Each of the parties acknowledge and agree that the fact, terms, conditions and amounts of the settlement encompassed by this Agreement shall be strictly confidential, and shall not be publicly disclosed, discussed or described by any party to any person or entity, whether public or private except as may be required by law, or to a court, or to a taxing authority, or in a private consultation that any party may have with his/her/its tax advisor or attorney.

8. Non-Disparagement. Each of the parties’ covenants and agrees that on and after the Effective Date of this Agreement, none of them will criticize or ridicule or make any statement which disparages or is derogatory of any party to this Agreement unless authorized or privileged by law.

9. Cooperation by Creditor. Creditor agrees that they will cooperate with the Company in any legal or administrative proceeding with which Company is involved that relates to events of which Creditor may have knowledge as a result of Creditor’s affiliation with Company, and Company agrees that in such circumstance, Creditor shall be reasonably compensated for such cooperation. Further, Creditor agrees that (i) they shall not communicate or cooperate with any adverse litigant opposing Company unless compelled to do so by subpoena or valid court order or other process of law, and (ii) they will notify the Company of any attempt by an adverse litigant to communicate with Creditor. The parties agree that Company, upon receipt of written notification that Creditor becomes subject to a court order or served with a subpoena, notification if any court order or subpoena is served on Creditor in any such event Creditor shall at its sole and exclusive expense, take all steps reasonably necessary to have the order vacated or the subpoena quashed by the court or administrative agency.

10. Attorneys’ Fees and Costs. In the event that any legal proceeding is instituted in connection with any controversy arising out of the interpretation or enforcement of this Agreement, including without limitation the enforcement of any rights hereunder, the prevailing party (as defined by the courts of California) shall be entitled to recover, in addition to court costs and all reasonable costs and expenses relating to such proceeding, such sums as the court may decide are reasonable including, without limitation, those related or relating to any and all appeals incurred in interpreting or enforcing the terms of this Agreement.

11. Choice of Law; Venue. This Agreement has been made in, and shall be governed by and construed and enforced in accordance with the laws of the State of California and the federal law of the United States without reference to principles of conflicts of law. The parties agree that, in the event of any dispute arising out of this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in San Diego, California, and that each party hereto waives any objection to such venue based on forum non conveniens.

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12. Waiver. None of the parties shall, by mere lapse of time, without giving further written notice, be deemed to have waived any breach of this Agreement by any other party. Further, the waiver by any party of a particular breach of this Agreement shall not be construed or deemed as a continuing waiver of such breach. To the maximum extent permitted by law, no claim or right arising out of the Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless done in writing and signed by all of the other parties hereto.

13. Severability. The parties agree that if any one or more of the provisions of this Agreement should ever be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be automatically conformed to the law, if possible, or if not possible, be deemed to be stricken from this Agreement.

14. Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

15. Entire Agreement. The parties understand and agree that this instrument constitutes, and shall be deemed to constitute, the entire agreement between the parties concerning the subject matter and contents of this Agreement, and that this instrument supersedes all prior negotiations, proposed agreement, or understandings, if any, between the parties concerning any of the provisions of this Agreement. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each of the parties to this Agreement.

16. Fair Meaning. The parties understand and agree that the wording of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties, including the party that drafted this Agreement.

17. Captions. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

18. Signatures Authorized. Each of the parties represents and warrants that the person whose signature is shown below on behalf of that party has acted for, on behalf of, and with the express authorization of that party, and that each of the parties is legally bound thereby.

19. Terms Contractual. The parties understand and agree that the terms of this Agreement are contractual, not a mere recital or recitals.

20. Conditions Precedence. This Agreement is not considered effective, nor binding until the conditions set forth in this document are completed by the Creditor and the Debtor, specifically instructions by Creditor to Debtor and Debtor must complete actions required in sections 2(i).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

DEBTOR:		CREDITOR(S):

GPods, Inc.		Robert Dolan, Individually
a Nevada Corporation

By:	illegible	By:	illegible
Wesley Fry, Director		Robert Dolan, an individual

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EXHIBIT 1 – CREDITOR STATEMENT OF OUTSTANDING INVOICES

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